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                                                                   Exhibit 22
                                                                   -----------
                                                                   (unaudited)

             PHILADELPHIA SUBURBAN CORPORATION AND SUBSIDIARIES



 The following table lists all of the subsidiaries of the Company at December 31, 1994:
                               Philadelphia Suburban Water Company (Pa.)
                               Utility & Municipal Services, Inc. (Pa.)
                               PSC Services, Inc. (Del.)